                                                                   EXHIBIT-99(A)


[POPULAR, INC. LOGO]


For additional information contact:
Mr. Jorge A. Junquera
Senior Executive Vice President
Or visit our web site at http://www.popularinc.com
                         -------------------------
Telephone (787) 754-1685

July 10, 2002                                                       News Release

         POPULAR, INC. REPORTS EARNINGS FOR THE QUARTER AND SIX-MONTH PERIOD
                              ENDED JUNE 30, 2002

         Popular, Inc.'s (the Corporation) (NASDAQ:BPOP) net income amounted to $96.3 million or $0.72 earnings per common share (EPS), basic and diluted, in the second quarter of 2002, compared with $77.5 million or $0.55 in the same period of 2001, representing an increase of $18.8 million or 24%, and $0.17 or 31% per common share. Net earnings for the first quarter of 2002 were $89.0 million, or $0.63 per common share.

         The Corporation's return on assets (ROA) and return on common equity
(ROE) for the second quarter of 2002 were 1.23% and 18.14%, respectively, compared with 1.14% and 15.36% for the same period in 2001, and 1.19% and 16.83% for the first quarter of 2002.

         For the first six months of 2002, the Corporation's net income reached $185.3 million, compared with $151.8 million for the same period in 2001. EPS for the first six months of 2002 and 2001 were $1.35 and $1.08, respectively. ROA and ROE for the first six months of 2002 were 1.21% and 17.43%, respectively. For the same period of 2001, these ratios were 1.12% and 15.31%.

         The Corporation's results of operations for the quarter ended June 30, 2002, when compared with the same quarter of 2001, reflected an increase of $29.2 million in net interest income and $14.8 million in other income, excluding derivatives. These improvements were partially offset by rises of $16.7 million in operating expenses and $5.3 million in income taxes. Derivative losses for the quarter amounted to $0.9 million compared with gains of $1.7 million for the quarter ended June 30, 2001. The results for this quarter included the reduction of $4.3 million in the amortization of intangibles when compared with the same quarter in 2001, associated with the adoption in 2002 of SFAS No. 142 "Goodwill and Other Intangible Assets," which no longer permits the amortization of

2 - POPULAR, INC. 2002 SECOND QUARTER RESULTS


goodwill and other intangibles that have indefinite useful lives, but rather requires that they be tested at least annually for impairment.

         Net interest income for the quarter ended June 30, 2002, rose $29.2 million or 11% over the second quarter of 2001. Average earning assets rose $4.1 billion, driven by a $1.7 billion increase in the average loan portfolio, mainly in mortgage loans, and a $2.4 billion increase in average money market, trading and investment securities, mostly U.S. Agency securities and collateralized mortgage obligations. A mix of funding sources supported the increase in the volume of earning assets. Interest-bearing deposits, short-term and long-term borrowings rose by an average of $1.6 billion, $0.6 billion and $1.8 billion, respectively. The increase in long-term debt results from the issuance of medium-term notes and secured borrowings, as the Corporation is positioning itself against the event of a rising rate scenario. The net interest yield for the quarter ended June 30, 2002, was 3.95% compared with 4.14% for the second quarter of 2001. The reduction in the net interest margin resulted mostly from the higher level of arbitrage activities, on which the Corporation earns a lower margin, and the impact of the declining interest rate scenario during the second half of 2001 on commercial loans with floating rates and on the investment portfolio. For the first quarter of 2002 the net interest yield was also 3.95%.

         The provision for loan losses for the second quarter of 2002 amounted to $50.1 million compared with $49.5 million for the second quarter of 2001. Net charge-offs for the quarter ended June 30, 2002, were $45.8 million or 0.99% of average loans, compared with $41.7 million or 0.99% for the second quarter of 2001, and $49.7 million or 1.10% for the first quarter of 2002. The decline in net charge-offs after the first quarter of 2002 was mostly reflected in commercial loans. The provision represented 109% of net charge-offs for the quarter ended June 30, 2002.

         Operating income, excluding derivatives, securities and trading transactions, grew $12.1 million or 10%, reaching $136.1 million for the second quarter of 2002, compared with $124.0 million for the same quarter in 2001. Service charges on deposit accounts contributed with a rise of $3.2 million or 9%, which was mostly attributed to higher commercial account charges. Also, other service fees increased $5.7 million or 9%, including higher insurance, debit card, credit card and check-cashing fees, mostly attributed to higher activity and business growth. Other operating income rose $3.2 million or 12%, compared with the second quarter of 2001. This rise resulted mostly from

3 - POPULAR, INC. 2002 SECOND QUARTER RESULTS


a $3.1 million gain realized on the sale of Banco Popular North America's trust operations in Chicago, Illinois, and a $0.6 million net gain recorded on the sale of 15 branches of Popular Finance, both as part of restructuring efforts at these subsidiaries. Operating income, excluding derivatives, securities and trading transactions, totaled $134.9 million in the first quarter of the current year.

         Sales of securities during the quarter ended June 30, 2002, resulted in moderate gains of $85 thousand, compared with losses of $2.2 million in the same period of 2001, and losses of $4 million in the first quarter of 2002.

         Operating expenses for the second quarter of 2002 totaled $250.7 million, an increase of $16.7 million, or 7%, compared with the second quarter of 2001. Personnel costs rose $15.8 million, or 15%, due in part to higher salaries resulting from merit increases and headcount, incentives, as well as other costs associated with restructuring efforts. Excluding personnel costs, operating expenses rose $0.9 million, compared with the same period in 2001. During this quarter the Corporation incurred higher business promotion expenses partly related to the launching of PREMIA, an innovative program to reward our customers in Puerto Rico. Also, there were higher expenses incurred for consulting services in the restructuring of operations, and higher communication costs. These rises were partially offset by a decrease in the amortization of intangibles, namely goodwill, which approximated $4.3 million in the second quarter of 2001, and lower sundry losses. Operating expenses totaled $242.2 million in the first quarter of 2002.

         Income taxes for the second quarter of 2002 amounted to $32.6 million, an increase of $5.3 million, or 19%, compared with the same period in 2001. Income taxes were $30.1 million in the first quarter of 2002.

         The Corporation's total assets at June 30, 2002, were $32.7 billion, compared with $27.9 billion at June 30, 2001, and $30.3 billion at March 31, 2002. The Corporation's earning assets reached $30.6 billion at June 30, 2002, compared with $26.2 billion and $28.9 billion at June 30, 2001 and March 31, 2002, respectively.

         Total loans were $18.9 billion at June 30, 2002, or $1.7 billion and $644 million higher than the levels at June 30, 2001, and March 31, 2002, respectively. Mortgage and commercial loans accounted for the largest growth since June 30, 2001, increasing $1.5 billion and $245 million, respectively. These same portfolios rose $451 million and $97 million, respectively, when compared

4 - POPULAR, INC. 2002 SECOND QUARTER RESULTS


with March 31, 2002. Investment securities totaled $10.3 billion at June 30, 2002, compared with $7.7 billion at June 30, 2001. This rise is partly due to higher arbitrage activity undertaken by the Corporation in the latter part of 2001 and 2002. Investment securities were $9.6 billion as of March 31, 2002.

         The allowance for loan losses at June 30, 2002 stood at $347 million or 1.84% of loans compared with $313 million or 1.82% at June 30, 2001. At March 31, 2002, the allowance for loan losses totaled $342 million or 1.87% of loans. Non-performing assets were $502 million or 2.66% of loans at June 30, 2002, compared with $383 million or 2.23% at the same date last year and $494 million or 2.70% at March 31, 2002. The Corporation's policy is to place commercial loans on non-accrual status when payments of principal or interest are delinquent 60 days. Assuming the standard industry practice of placing commercial loans on non-accrual status when payments of principal and interest are past due 90 days or more, and excluding the closed-end consumer loans from non-accruing, the Corporation's non-performing assets as of June 30, 2002 would have been $434 million or 2.30% of loans, compared with $313 million or 1.82% at June 30, 2001 and $425 million or 2.33% at March 31, 2002. The increase in non-performing assets since June 30, 2001 is reflected mostly in mortgage loans, which rose by $102 million. Non-performing mortgage loans were $221 million or 44% of non-performing assets and 3.10% of total mortgage loans as of June 30, 2002, compared with $119 million or 31% of non-performing assets and 2.12% of total mortgage loans as of June 30, 2001. Mortgage loans net charge-offs amounted to $3.5 million for the second quarter of 2002 and represented 0.20% of the average mortgage loan portfolio for that period, compared with $2.0 million or 0.15% in the second quarter of 2001, and $2.3 million or 0.14% in the first quarter of 2002. At June 30, 2002, the allowance for loan losses as a percentage of non-performing assets was 69.11%, compared with 81.90% at June 30, 2001, and 69.24% at March 31, 2002. Excluding non-performing mortgage loans, the total allowance for loan losses to non-performing assets was 123.32% as of June 30, 2002, compared with 118.81% and 119.96% as of June 30, 2001 and March 31, 2002,
respectively.

         Total deposits grew to $17.8 billion at June 30, 2002, from $15.6 billion at June 30, 2001, an increase of $2.2 billion, or 15%. At March 31, 2002, total deposits amounted to $16.5 billion. Savings and demand deposits contributed to the growth since June 30, 2001, with increases of $1.1

5 - POPULAR, INC. 2002 SECOND QUARTER RESULTS


billion and $873 million, respectively. The increase since March 31, 2002 was mostly reflected in demand deposits, which rose by $912 million, partly in deposits in trust from governmental sources used to repay government bond redemptions on July 1st.

         Borrowed funds, including subordinated notes and capital securities, amounted to $12.2 billion at June 30, 2002, compared with $9.6 billion at June 30, 2001, and $11.1 billion at March 31, 2002. The additional borrowed funds have been used to fund the Corporation's loan and investment portfolio growth.

         At June 30, 2002 and 2001, and March 31, 2002, stockholders' equity totaled $2.2 billion. Stockholders' equity was $2.3 billion as of December 31, 2001. Various factors have impacted stockholders' equity since the end of 2001, including the redemption of $100 million of the Corporation's preferred stock in January 2002 and the repurchase of 4,300,000 shares of the Corporation's common stock from Banco Popular de Puerto Rico Retirement Plan in May 2002 at a cost of $139 million. These decreases since the end of 2001 have been offset by earnings retention and by an increase of $41 million in unrealized gains on securities available-for-sale.

         The market value of the Corporation's common stock at June 30, 2002, was $33.68 per share, compared with $32.94 at June 30, 2001, and $29.22 at March 31, 2002. The Corporation's market capitalization at June 30, 2002, and 2001 was $4.5 billion. At June 30, 2002 and 2001, the Corporation's common stock had a book value per share of $16.69 and $15.18, respectively.

         The Corporation's common stock is traded on the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System under the symbol BPOP.

                                      * * *

POPULAR, INC.
FINANCIAL SUMMARY
(In thousands, except per share data)

                                                                    Quarter ended
                                                                       June 30                         Second
                                                        --------------------------------------         Quarter     --------------
                                                                                                     2002 - 2001      First
                                                                                                        Percent      Quarter
                                                             2002                 2001                 Variance        2002
                                                        -------------------------------------------------------------------------
SUMMARY OF OPERATIONS

Interest income ..................................      $     505,999        $     523,407               (3.33)    $     495,819
Interest expense .................................            211,321              257,889              (18.06)          210,404
                                                        -------------------------------------------------------------------------

Net interest income ..............................            294,678              265,518               10.98           285,415
Provision for loan losses ........................             50,075               49,462                1.24            54,454
                                                        -------------------------------------------------------------------------

Net interest income after provision
  for loan losses ................................            244,603              216,056               13.21           230,961

Other operating income ...........................            136,117              124,058                9.72           134,937
(Loss) gain on derivatives .......................               (855)               1,652                                   511
Gain (loss) on sale of securities ................                 85               (2,152)                               (4,010)
Trading account loss .............................               (359)                (816)                               (1,030)
                                                        -------------------------------------------------------------------------

Total other income ...............................            134,988              122,742                9.98           130,408

Salaries and benefits ............................            117,215              102,725               14.11           115,362
Profit sharing ...................................              5,368                4,018               33.60             4,940
Amortization of intangibles ......................              2,556                6,860              (62.74)            2,543
Other operating expenses .........................            125,514              120,317                4.32           119,321
                                                        -------------------------------------------------------------------------

Total operating expenses .........................            250,653              233,920                7.15           242,166
                                                        -------------------------------------------------------------------------

Income before income tax and minority interest ...            128,938              104,878               22.94           119,203
Income tax .......................................             32,594               27,337               19.23            30,148
Net gain of minority interest ....................                (39)                  (4)                                  (11)
                                                        -------------------------------------------------------------------------
Net income .......................................      $      96,305        $      77,537               24.21     $      89,044
                                                        =========================================================================

Net income applicable to common stock ............      $      96,305        $      75,450               27.64     $      86,534
                                                        =========================================================================

Earnings per common share (basic and diluted) ....      $        0.72        $        0.55                         $        0.63
                                                        =============        =============                         =============
Dividends declared per common share ..............      $        0.20        $        0.20                         $        0.20
                                                        =============        =============                         =============

Average common shares outstanding ................        134,440,879          136,189,956                           136,475,530
Common shares outstanding at end of period .......        132,251,194          136,180,714                           136,459,471

SELECTED AVERAGE BALANCES
Total assets .....................................      $  31,407,801        $  27,185,464               15.53     $  30,417,589
Loans ............................................         18,439,066           16,774,330                9.92        18,058,011
Earning assets ...................................         29,789,846           25,659,527               16.10        28,856,733
Deposits .........................................         17,086,189           15,321,682               11.52        16,526,180
Interest-bearing liabilities .....................         25,561,529           21,630,527               18.17        24,625,174
Stockholders' equity .............................          2,129,395            2,070,246                2.86         2,154,243

SELECTED FINANCIAL DATA AT PERIOD-END
Total assets .....................................      $  32,740,722        $  27,850,634               17.56     $  30,317,366
Loans ............................................         18,901,142           17,192,246                9.94        18,256,924
Earning assets ...................................         30,623,934           26,247,258               16.67        28,879,106
Deposits .........................................         17,829,287           15,569,785               14.51        16,524,154
Interest-bearing liabilities .....................         25,995,526           22,064,818               17.81        24,506,640
Stockholders' equity .............................          2,207,617            2,166,652                1.89         2,184,827

PERFORMANCE RATIOS
Net interest yield* ..............................               3.95%                4.14%                                 3.95%
Return on assets .................................               1.23                 1.14                                  1.19
Return on common equity ..........................              18.14                15.36                                 16.83

CREDIT QUALITY DATA
Non-performing assets ............................      $     502,463        $     382,563               31.34     $     493,575
Net loans charged-off ............................             45,773               41,686                9.80            49,685
Allowance for loan losses ........................            347,230              313,337               10.82           341,744
Non-performing assets to total assets ............               1.53%                1.37%                                 1.63%
Allowance for losses to loans ....................               1.84                 1.82                                  1.87

* Not on a taxable equivalent basis

Note: Certain reclassifications have been made to prior periods to conform with this quarter.

POPULAR, INC.
FINANCIAL SUMMARY
(In thousands, except per share data)

                                                                            For the six-months ended
                                                                                      June 30
                                                                      ------------------------------------------------------------
                                                                                                                         Percent
                                                                              2002                    2001               Variance
                                                                      ------------------------------------------------------------
SUMMARY OF OPERATIONS
Interest income ..........................................               $   1,001,818           $   1,073,858             (6.71)
Interest expense .........................................                     421,725                 552,623            (23.69)
                                                                      ------------------------------------------------------------

Net interest income ......................................                     580,093                 521,235             11.29
Provision for loan losses ................................                     104,529                  99,496              5.06
                                                                      ------------------------------------------------------------

Net interest income after provision
  for loan losses ........................................                     475,564                 421,739             12.76

Other operating income ...................................                     271,054                 239,732             13.07
(Loss) gain on derivatives ...............................                        (344)                  1,021
Loss on sale of securities ...............................                      (3,925)                 (1,862)           110.79
Trading account loss .....................................                      (1,389)                   (628)           121.18
                                                                      ------------------------------------------------------------

Total other income .......................................                     265,396                 238,263             11.39

Salaries and benefits ....................................                     232,577                 202,522             14.84
Profit sharing ...........................................                      10,308                   9,115             13.09
Amortization of intangibles ..............................                       5,099                  13,736            (62.88)
Other operating expenses .................................                     244,835                 229,070              6.88
                                                                      ------------------------------------------------------------

Total operating expenses .................................                     492,819                 454,443              8.44
                                                                      ------------------------------------------------------------

Income before income tax, minority interest and cumulative
effect of accounting change .............................                      248,141                 205,559             20.72
Income tax ...............................................                      62,742                  54,488             15.15
Net (gain) loss of minority interest .....................                         (50)                     12
                                                                      ------------------------------------------------------------

Income before cumulative effect of accounting change .....                     185,349                 151,083             22.68
Cumulative effect of accounting change, net of tax .......                                                 686           (100.00)
                                                                      ------------------------------------------------------------

Net income ...............................................               $     185,349           $     151,769             22.13
                                                                      ============================================================

Net income applicable to common stock ....................               $     182,839           $     147,595             23.88
                                                                      ============================================================

Earnings per common share (basic and diluted) ............               $        1.35           $        1.08
                                                                         =============           =============
Dividends declared .......................................               $        0.40           $        0.36
                                                                         =============           =============

Average common shares outstanding ........................                 135,452,584             136,150,709
Common shares outstanding at end of period ...............                 132,251,194             136,180,714

SELECTED AVERAGE BALANCES
Total assets .............................................               $  30,915,430           $  27,448,384             12.63
Loans ....................................................                  18,249,592              16,496,421             10.63
Earning assets ...........................................                  29,325,867              25,912,467             13.17
Deposits .................................................                  16,807,732              15,068,602             11.54
Interest-bearing liabilities .............................                  25,095,938              21,926,165             14.46
Stockholders' equity .....................................                   2,141,750               2,044,659              4.75

PERFORMANCE RATIOS
Net interest yield* ......................................                        3.95%                   4.02%
Return on assets .........................................                        1.21                    1.12
Return on common equity ..................................                       17.43                   15.31

CREDIT QUALITY DATA
Non-performing assets ....................................               $     502,463           $     382,563             31.34
Net loans charged-off ....................................                      95,458                  77,816             22.67
Allowance for loan losses ................................                     347,230                 313,337             10.82
Non-performing assets to total assets ....................                        1.53%                   1.37%
Allowance for losses to loans ............................                        1.84                    1.82

* Not on a taxable equivalent basis
Note: Certain reclassifications have been made to prior periods to conform with this period.


                                        7